Exhibit 99.1

                        [TOMMY HILFIGER CORPORATION LOGO]



CONTACT:  Dan Zvonek
          Investor Relations
          c/o Tommy Hilfiger U.S.A., Inc.
          (212) 548-1814


                                                  FOR IMMEDIATE RELEASE


                      TOMMY HILFIGER CORPORATION ANNOUNCES
                      ------------------------------------
                            TWO-FOR-ONE STOCK SPLIT
                            -----------------------


HONG KONG, June 4, 1999 -- Tommy Hilfiger Corporation (NYSE: TOM) today announced that its Board of Directors approved a 2-for-1 stock split. The split will be effected in the form of a 100 percent stock dividend payable on July 9, 1999 to shareholders of record at the close of business on June 18, 1999. In connection with the stock split, the Board approved an increase in the number of authorized ordinary shares of the Company to 150 million from 75 million shares.

Tommy Hilfiger Corporation, through its subsidiaries, designs, sources and markets men's and women's sportswear, jeanswear and childrenswear under the Tommy Hilfiger trademarks. Through a range of strategic licensing agreements, the Company is expanding its product lines to offer a broader array of apparel, accessories, footwear, fragrance and home furnishings. The Company's products can be found in leading department and specialty stores throughout the United States, Canada, Mexico, Central and South America, Europe, Japan, Hong Kong and other countries in the Far East.


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